Exhibit 1.1

7,500,000 Shares

Golden Energy Marine Corp.

Common Stock

UNDERWRITING AGREEMENT

October [•], 2005

CREDIT SUISSE FIRST BOSTON LLC
JEFFERIES & COMPANY, INC.,
As Representatives (“Representatives”)
of the Several Underwriters,
c/o CREDIT SUISSE FIRST BOSTON LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

Dear Sirs:

1.  Introductory.  Golden Energy Marine Corp., a Marshall Islands corporation (“Company”), proposes to issue and sell 7,500,000 shares (“Firm Securities”) of its Common Stock, par value $[•] per share (“Securities”).  The selling stockholders listed in Schedule A hereto (“Selling Stockholders”) also propose to sell to the several Underwriters named in Schedule B hereto (“Underwriters”), at the option of the Underwriters, an aggregate of not more than 1,125,000 additional outstanding shares of the Company’s Securities, as set forth below (such 1,125,000 additional shares being hereinafter referred to as the “Optional Securities”).  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.  The Company and the Selling Stockholders hereby agree with the several Underwriters as follows:

2.  Representations and Warranties of the Company and the Selling Stockholders.  (a)  The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)  A registration statement (No. 333-126499) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and either (A) has been declared effective under the Securities Act of 1933 (“Act”) and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement.  If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission.  If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”.  The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(ii)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the applicable requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

(iii)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Republic of the Marshall Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(iv)  Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(v)  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and there are no restrictions on subsequent transfers of the Offered Securities under the laws of the Republic of the Marshall Islands or Greece.

(vi)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(vii)  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(viii)  The Securities have been approved for listing subject to notice of issuance on The Nasdaq National Market (“Nasdaq”).

(ix)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (A) such as may be required and have been obtained and made under the Act, (B) such as may be required and have been obtained and made by the Underwriters with the National Association of Securities Dealers, Inc. (“NASD”) in connection with the Offered Securities and (C) and such as may be required under state securities laws.

(x)  No documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of the Marshall Islands, Greece or any respective political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Offered Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Offered Securities to the initial purchasers thereof.

(xi)  Except as disclosed in the Prospectus, under current laws and regulations of the Republic of the Marshall Islands, Greece and any respective political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Republic of the Marshall Islands or Greece, and all such payments made to holders thereof who are non-residents of the Republic of the Marshall Islands or Greece will not be subject to income, withholding or other taxes under laws and regulations of the Republic of the Marshall Islands, Greece or any respective political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Republic of the Marshall Islands, Greece or any respective political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Republic of the Marshall Islands, Greece or any respective political subdivision or taxing authority thereof or therein.

(xii)  The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except where such breach, violation or default would not have a Material Adverse Effect, or (C) the charter or by-laws of the Company or any such subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities contemplated by this Agreement.

(xiii)  This Agreement has been duly authorized, executed and delivered by the Company.

(xiv)  The Company has obtained for the benefit of the Underwriters the agreement substantially in the form set forth as Exhibit A hereto (a “Lock-Up Agreement”) of each of its shareholders.

(xv)  The Purchase and Sale Agreement between Lincoln Finance Corp., as seller, and Grand Prix Corp., as buyer, (the “Purchase and Sale Agreement”) with respect to the purchase by Grand Prix Corp. of all of the issued and outstanding capital stock of the entities that collectively own the nine Panamax drybulk carriers (“Additional Drybulk Carriers”) described in such agreement, which is attached as Exhibit K hereto, has been duly authorized, executed and delivered by each of Lincoln Finance Corp. and Grand Prix Corp., and is a valid and binding agreement of each party enforceable against each party in accordance with its terms.

(xvi)  The Company has entered into a new credit agreement (“New Credit Agreement”) in connection with the purchase of the Additional Drybulk Carriers, such New Credit Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization execution and delivery by the other parties thereto, constitutes a valid and binding agreement of each party enforceable against each party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xvii)  The Company and its subsidiaries have good and marketable title to all properties and assets owned by them, in each case free from liens, encumbrances and defects except for (A) maritime liens and other liens incurred in the ordinary course of the Company’s shipping business and (B) such liens, encumbrances or defects as are described in the Prospectus, and no such liens, encumbrances or defects described in clauses (A) or (B), individually or in the aggregate, materially affect the value of such properties or assets or materially interfere with the use made or to be made thereof by the Company and its subsidiaries; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the failure to hold such valid and enforceable lease or leases would have a Material Adverse Effect.

(xviii)  The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect.

(xix)  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that may result in a Material Adverse Effect.

(xx)  Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body, including the International Maritime Organization, or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim.

(xxi)  Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would be required to be described in the Prospectus pursuant to the Act or that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities, and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xxii)  The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; all non-GAAP financial information included in the Registration Statement complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial information included in the Registration Statement provides a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(xxiii)  Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxiv)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxv)  The Company does not believe it is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and does not believe it is likely to become a PFIC.

(xxvi)  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus which is not so described as required.  Since the date of its incorporation, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed or amended any extension of credit, in the form of a personal loan to or for any of its directors or officers (or any equivalent personnel).

(xxvii)  KPMG Kyriacou Certified Auditors A.E., whose report on certain financial statements of the Company and its subsidiaries is filed with the Registration Statement, are independent public accountants as required by the Act.

(xxviii)  The Company and its subsidiaries have filed all Federal, state, local and foreign tax returns that have been required to be filed and have paid or made arrangements to pay all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary.

(xxix)  The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Offered Securities.

(xxx)  The Company and each of its subsidiaries maintain insurance or participate in insurance clubs in such amounts as are customary and in accordance with standard industry practice in the businesses in which they are engaged; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(xxxi)  The Company is actively taking steps to ensure that it will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations thereunder upon the applicability of such provisions, rules or regulations to the Company.

(xxxii)  The Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxxiii)  The Company (A) makes and keeps accurate books and records and (B) maintains internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management’s authorization, (2) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (3) access to its assets is permitted only in accordance with management’s authorization and (4) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(xxxiv)  Neither the Company nor any of its subsidiaries has, or guarantees any securities accorded a rating by any “nationally recognized statistical rating organization”, as defined for purposes of Rule 436(g) under the Act.

(xxxv)  Neither the Company nor any of its subsidiaries, nor any director, officer, agent, or employee associated with or acting on behalf of the Company or any of its subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(b)  Subject to Section 2(c) below, each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i)  Such Selling Stockholder has, and on each Closing Date hereinafter mentioned will have, valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii)  Such Selling Stockholder has, and on each Closing Date hereinafter mentioned will have, full legal right, power, authority, and all authorization and approval required by law, to enter into the Custody Agreement (the “Custody Agreement”) signed by such Selling Stockholder and the Custodian (as defined below) relating to the deposit of the Offered Securities to be sold by such Selling Stockholder and the Power of Attorney (“Power of Attorney”) appointing Gary Wolfe, Robert Lustrin and Dale Ploughman as such Selling Stockholder’s attorneys-in-fact (the “Attorneys”, and each, an “Attorney”) to the extent set forth therein and relating to the transactions contemplated hereby; and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder in the manner provided herein and therein.

(iii)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the sale of the Offered Securities to be sold by such Selling Stockholder, except such as have been obtained and made under the Act and as may be required under state securities laws or the laws of any foreign jurisdiction in which the Offered Securities to be sold by such Selling Stockholder may be offered or sold.

(iv)  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(v)  The Power of Attorney and related Custody Agreement with respect to such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and each constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi)  The execution, delivery and performance by or on behalf of such Selling Stockholder of the Custody Agreement and this Agreement, and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order applicable to such Selling Stockholder of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of their properties, or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or the charter or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the trust agreement of such Selling Stockholder if such Selling Stockholder is a trust or any other constituent documents of such Selling Stockholder.

(vii)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement:  (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the applicable requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the applicable requirements of the Act and the Rules and Regulations did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the

Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement:  on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c).  Notwithstanding anything herein to the contrary, the provisions of this paragraph (vii) apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are made in reliance on and in conformity with written information relating to such Selling Stockholder that is furnished to the Company by or on behalf of such Selling Stockholder specifically for use therein, it being understood and agreed that such information includes, without limitation, the information relating to such Selling Stockholder in the Registration Statement under the caption “Principal and Selling Shareholders”.

(viii)  At any time during the period which a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, if there is any change in the information referred to in Section 2(b)(vii) with respect to a Selling Stockholder, such Selling Stockholder will immediately notify the Company and the Representatives of such change.

(ix)  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Offered Securities; and, other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

(x)  The sale of the Offered Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries that is not set forth in the Prospectus or any supplement thereto.

(xi)  Each certificate signed by or on behalf of the Selling Stockholder and delivered to the Underwriters or counsel of the Underwriters shall be deemed to be a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby.

(xii)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(c)  It is understood and agreed by the Underwriters that the representations, warranties and agreements set forth in subsection (b) above shall be deemed to have not been made by any Selling Stockholder unless the Underwriters purchase Optional Securities from the Selling Stockholders in accordance with the terms of this Agreement.  If the Underwriters purchase Optional Securities from the Selling Stockholders in accordance with the terms of this Agreement, the representations, warranties and agreements of each Selling Stockholder set forth in subsection (b) above shall be deemed to have been made by each Selling Stockholder, severally and not jointly, as of the First Closing Date and on any Optional Closing Date, in each case as defined in Section 3 of this Agreement.

3.  Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $[•] per share, that number of Firm Securities (rounded up or down, as determined by Credit Suisse First Boston LLC (“CSFB”) in its discretion, in order to avoid fractions) obtained by multiplying [•] Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with Computershare Investor Services LLC, as custodian (“Custodian”).  Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company, at the office of Cravath, Swaine & Moore LLP, at 10:00 A.M., New York time, on [•], 2005, or at such other time not later than five full business days thereafter as CSFB and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act of 1934, as amended (the “Exchange Act”), the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging at the office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from CSFB given to the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFB to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSFB but shall be not earlier than three nor later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Custodian, at the office of Cravath, Swaine & Moore LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.  Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

(a)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Date of the Initial Registration Statement.

The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

(b)  The Company will advise CSFB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFB’s consent, which consent shall not be unreasonably withheld; and the Company will also advise CSFB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)  If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither CSFB’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d)  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e)  The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement.  All other such documents shall be so furnished as soon as available. The Company and will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  The Company will use its commercially reasonable efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution.

(g)  During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (1) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (2) from time to time, such other information concerning the Company as CSFB may reasonably request; provided that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be considered sufficiently furnished for the purposes of this Section 5(g).

(h)  For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of each of the Representatives.  The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that each of the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless each of the Representatives waive, in writing, such extension. The Company will provide each of the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(i)  The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the NASD of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters; provided that the Underwriters will reimburse the Company for out-of-pocket expenses actually incurred by the Company under this subsection (i) in connection with the offering of the Offered Securities, in an aggregate amount not to exceed $[•](1); provided, further, that, for the avoidance of doubt, the Underwriters will pay all fees and disbursements of Cravath, Swaine & Moore LLP.

(j)  (1) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.  (2) If an Underwriter determines in its sole discretion that it has received for its own account a repayment or credit in respect of any tax on account of which the Company has made a payment to such Underwriter under clause (1) above, such Underwriter will pay to the Company a sum equal to the repayment or credit received by such Underwriter in respect of such tax; provided, that each Representative agrees that it will act reasonably in making this determination with respect any payments or credits received by them in respect of such tax; provided, however, that this clause (2) shall not be construed to require any Underwriter to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other person.

(k)  Each Selling Stockholder agrees, during the Lock-Up Period, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of each of the Representatives. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that each of the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial LockUp Period, the company announces that it will release earnings results during the 16-day period

(1) Amount to be determined.

beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless each of the Representatives waive, in writing, such extension.

(l)  The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under the caption “Use of Proceeds”.

(m)  The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations thereunder upon the applicability of such provisions, rules or regulations, as the case may be, to the Company.

(n)  The Company will establish and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that (1) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of any filings on Form 6-K or Form 20-F, (2) have been evaluated for effectiveness as of the date of the filing of each such filing with the Commission, and (3) are effective in all material respects to perform the functions for which they were established.

6.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made in the certificate delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)  The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG Kyriacou Certified Auditors A.E. with respect to the financial statements and schedules of the Company contained in the Registration Statement, in the form as set forth on Exhibit B hereto.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) “Prospectus” shall mean the prospectus included in the Registration Statements.

(b)  If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB.  If the Effective Time of the Initial

Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

(c)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the Nasdaq or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; (viii) any accident, calamity or other loss, including any event involving the accidental discharge or release of oil or other petroleum products into the environment, involving any of the vessels owned directly or indirectly by the Company or any of its subsidiaries; or (ix) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Greece, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)  The Representatives shall have received an opinion, dated such Closing Date, of Seward & Kissel LLP, United States counsel for the Company, in the form attached as Exhibit C hereto.

(e)  The Representatives shall have received an opinion, dated such Closing Date, of Seward & Kissel LLP, Marshall Islands counsel for the Company, in the form of Exhibit D hereto.

(f)  The Representatives shall have received an opinion, dated such Closing Date, of Theo V. Sioufas, Greek counsel for the Company, in the form of Exhibit E hereto.

(g)  The Representatives shall have received an opinion, dated such Closing Date, of Seward & Kissel LLP, Liberian counsel for the Company, in the form of Exhibit F hereto.

(h)  The Representatives shall have received an opinion, dated such Closing Date, of Appleby Spurling Hunter, Cayman Islands counsel for the Company, in the form of Exhibit G hereto.

(i)   The Representatives shall have received opinions, dated such Closing Date, of Samuels Richardson & Co., British Virgin Islands counsel for the Company, in each case in the form of Exhibits H1 - H4 attached hereto.

(j)  The Representatives shall have received opinions, dated the Closing Date, of Dickinson Cruickshank, Isle of Man counsel for the Company, in the form of Exhibit I hereto.

(k)  The Representatives shall have received (i) on or prior to the date hereof, the opinion contemplated in the Power of Attorney executed and delivered by each Selling Stockholder and (ii) an opinion, dated such Closing Date, of Seward & Kissel LLP, counsel for the Selling Stockholders, in the form of Exhibit J hereto.

(l)  The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to the incorporation of the Company and all other matters governed by the Republic of the Marshall Islands law upon the opinion of Seward & Kissel LLP above.

(m)  The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(n)  The Representatives shall have received a letter, dated such Closing Date, of KPMG Kyriacou Certified Auditors A.E. which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(o)  On or prior to the date of this Agreement, the Representatives shall have received Lock-Up Agreements from each of the shareholders of the Company, substantially in the form of Exhibit A hereto and in substance satisfactory to the Representatives.

(p)  The Securities have been approved for listing subject to notice on the Nasdaq.

(q)  The Custodian will deliver to CSFB a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(r)  The Representatives shall have received a fully executed copy of the New Credit Agreement, the terms of which shall have been disclosed to the Underwriters prior to the execution of this Agreement.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.  Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company (i) by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (ii) by or on behalf of the Selling Stockholder specifically for use therein, it being understood and agreed that such information includes, without limitation, the information relating to such Selling Stockholder in the Registration Statement under the caption “Principal and Selling Shareholders”.

(b)  The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors officers and its affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, however, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

(c)  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the eighth, fifteenth, seventeenth and twenty-second paragraphs (respectively regarding sales to discretionary accounts, stabilization and electronic distribution) under the caption “Underwriting”.

(d)  Promptly after receipt by an indemnified party under this Section or Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above or Section 9, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above or Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above or Section 9.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 9, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)  The obligations of the Company and the Selling Stockholders under this Section or Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.  Qualified Independent Underwriter.  The Company hereby confirms that at its request Jefferies & Company, Inc. has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Offered Securities.  The Company and the Selling Stockholders will severally and not jointly indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter”, other than losses, claims, damages or liabilities (or expenses relating thereto) that are the result of the bad faith or gross negligence of the QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 and the obligations of the Company and the Selling Stockholders pursuant to Section 9 shall remain in effect shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (ix) of Section 6(c), the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  [•], or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at [•], Attention: [•], or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or faxed and confirmed to [•] at [•]; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13.  Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters. The Attorneys will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by the Attorneys will be binding upon all the Selling Stockholders.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and waives to the fullest extent permitted by law any objection to the laying of venue in any such proceeding.  The Company irrevocably appoints Seward & Kissel LLP, One Battery Park Plaza, New York, New York, 10004, as its authorized agent (“Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company or any Selling Stockholder in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Stockholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Stockholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

16.  Absence of Fiduciary Relationship.  The Company and each Selling Stockholder acknowledges and agrees that:

(a)  The Representatives have been retained solely to act as underwriters in connection with the sale of Company’s Offered Securities and that no fiduciary, advisory or agency relationship between the Company, any Selling Stockholder and the Representatives have been created in respect of any of the transactions contemplated by this agreement, irrespective of whether the Representatives have advised or are advising the Company or any Selling Stockholder on other matters;

(b)  the price of the Offered Securities set forth in this agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or any of the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or any of the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, any of the Selling Stockholders or any of their respective stockholders, employees or creditors of the Company or any of the Selling Stockholders.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

GOLDEN ENERGY MARINE CORP.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters.	SUN ENERGY HOLDINGS CORP.

CREDIT SUISSE FIRST BOSTON LLC
By:
Name:
Title:

COSMOS ENERGY LTD.
By:
Name:
Title:
By:

By JEFFERIES & COMPANY, INC	Name:
Title:

By:	GLOBAL EQUITY INVESTMENT CORP.
Name:
Title:

By:
Name:
Title:

UNITED CAPITAL ADVISORS INC.

By:
Name:
Title:

SCHEDULE A

Number of
Optional
Securities to
Selling Stockholder	be Sold
United Capital Advisors Inc.
Sun Energy Holdings Corp.
Cosmos Energy Ltd.
Global Equity Investment Corp.

Total

SCHEDULE B

Number of
Firm Securities
Underwriter	to be Purchased
Credit Suisse First Botson LLC
Jefferies & Company, Inc.
Fortis Securities LLC

Total